EXHIBIT 10(U)



PLEDGE AGREEMENT, effective July 14, 1998 (the "Pledge Agreement"), made by and between [Name of Maker] (the "Pledgor") and SANDATA, INC., a Delaware corporation (the "Pledgee").

WHEREAS, Pledgor has as of this day exercised [a] certain [Warrant/Option] dated [______________] pursuant to which, among other things, Pledgor is acquiring [number] of shares of Common Stock of Pledgee (the "Shares").

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Pledgor hereby represents and warrants to and covenants and agrees with Pledgee as follows:

1. Defined Terms. Unless otherwise defined herein, the following terms shall have the following meanings:

"Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

"Collateral" means the Pledged Stock (as hereinafter defined) and all Proceeds.

"Lien" or "Liens" means liens, pledges, security interests, charges, claims, restrictions, subscriptions, options, rights, calls, commitments, hypothecations and encumbrances of any nature whatsoever.

"Obligations" means any and all indebtedness, obligations, liabilities, guarantees of any kind, and whether direct or indirect, acquired outright, conditionally, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not of a nature presently contemplated by the parties or subsequently agreed to by them arising under the Note.

"Pledged Stock" means the Shares, together with any and all shares, stock certificates, options or rights of any nature whatsoever that may be issued or granted to the Pledgor with regard thereto, in substitution or replacement thereof, as a conversion thereof, in exchange therefor or otherwise in respect thereof.

"Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Pledgee the Pledged Stock and hereby grants to the Pledgee a valid and binding first security interest in the Collateral as collateral security for the Obligations.

3. Stock Powers. Concurrently with the delivery to the Pledgee of the certificate or certificates representing the Pledged Stock, the Pledgor is delivering to the Pledgee an undated stock power covering such certificate or certificates, duly executed in blank by the Pledgor.

4. Representations and Warranties. The Pledgor represents and warrants to the Pledgee as follows:

(a) The Pledgor is the record and beneficial owner of the Pledged Stock and has good title thereto, free and clear of any and all Liens, except the Lien created by this Pledge Agreement.

(b) All such shares of the Pledged Stock have been duly and validly authorized and issued and are fully paid and nonassessable and held of record and beneficially solely by the Pledgor.

(c) There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Pledgor is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any Shares and there are no outstanding securities of Pledgee owed by Pledgor convertible into or exchanged for, actually or contingently, the Shares.

(d) Upon delivery to the Pledgee of the stock certificate or certificates evidencing such shares of Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any Collateral from the Pledgor.

(e) The execution and delivery by Pledgor of this Pledge Agreement and the performance of the Pledgor's obligations hereunder: (i) are within the Pledgor's powers; (ii) are not in contravention of the terms of any indenture, agreement or undertaking to which the Pledgor is a party or by which the Pledgor or any of its assets or property is bound or affected; (iii) do not require the consent, approval or authorization of or declaration, registration or filing with any governmental body or any nongovernmental person; (iv) do not contravene any contractual or governmental restriction binding upon the Pledgor; and (v) will not, except as contemplated herein, result in the imposition of any additional Liens upon any of the Collateral under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Pledgor is a party or by which it or any of the Collateral may be bound or affected.

(f) This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms.

5. Covenants. The Pledgor covenants and agrees with the Pledgee that, from and after the date of this Pledge Agreement and until the Obligations are satisfied in full:

(a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option, right or other security, asset or property, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof (including, without limitation, in connection with any merger, consolidation or similar event relating to Pledgee), the Pledgor shall accept the same as the agent of the Pledgee, hold the same in trust for the Pledgee and deliver the same forthwith to the Pledgee in the exact form received, duly endorsed by the Pledgor to the Pledgee, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor to be held by the Pledgee, subject to the terms hereof, as additional Collateral security for the Obligations. Any sums paid or property distributed upon or in respect of the Pledged Stock upon any total or partial liquidation or dissolution of Pledgee shall be paid over or delivered to the Pledgee forthwith to be held by it hereunder as additional Collateral security for the Obligations, and in case any distribution shall be made on or in respect of the Pledged Stock or any sums shall be paid or property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of Pledgee or pursuant to the reorganization thereof, the sums so paid or property so distributed shall be delivered to the Pledgee forthwith to be held by it hereunder as additional Collateral security for the Obligations. If any sums or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Pledgee, hold such money or property as agent of, and in trust for, the Pledgee, segregated from other funds of the Pledgor, as additional Collateral security for the Obligations.

(b) Without the prior written consent of the Pledgee, the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option or right with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, except for the lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Pledgee in and to the Collateral against the claims and demands of all persons whomsoever.

(c) At any time and from time to time, upon the written request of the Pledgee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Pledgee, duly endorsed in a manner satisfactory to the Pledgee, to be held as Collateral pursuant to this Pledge Agreement.

(d) The Pledgor agrees to pay, and to save the Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

6. Events of Default. The Obligations shall become immediately due and payable at the option of Pledgee upon the occurrence of an event defined as an "Event of Default" under the Note (an "Event of Default").

7. Cash Dividends; Voting Rights. Unless an Event of Default or an event which, with the lapse of time or the giving of notice or both, would constitute an Event of Default, shall have occurred, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of Pledgee and in respect of the Pledged Stock (provided that such dividends are consistent with past practice of which Pledgor acknowledges it is familiar with) and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that (a) any and all cash dividends or distributions paid that are not in the normal course of business of Pledgee or are not consistent with past practice shall be delivered to the Pledgee forthwith as additional Collateral security for the Obligations and, until so delivered, shall be held by the Pledgor as agent of, and in trust for, the Pledgee, segregated from other funds of the Pledgor, as additional Collateral security; and (b) no vote shall be cast or corporate right exercised or other action taken which, in the Pledgee's sole judgment, would impair the Collateral or its salability or which would be inconsistent with or result in any violation of any provision of the Note, this Pledge Agreement or any other document made, delivered or given in connection therewith or herewith.

8. Rights of the Pledgee.


(a) If an Event of Default or an event which, with the lapse of time or the giving of notice or both, would constitute an Event of Default, shall occur, (i) the Pledgee shall have the right to receive any and all cash dividends and distributions paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Pledgee may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of Pledgee or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of Pledgee, or upon the exercise by the Pledgor or the Pledgee of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its willful misconduct engaged in with the intent of materially and adversely affecting the Pledgor's obligations under this Pledge Agreement, but the Pledgee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, and, except with respect to such willful misconduct by the Pledgee, the Pledgor hereby unconditionally releases the Pledgee and its affiliates and representatives from any and all liability for any action or omission in connection with this Pledge Agreement or the Collateral.

(b) The rights of the Pledgee hereunder shall not be conditioned or contingent upon the pursuit by the Pledgee of any right or remedy against the Pledgor, any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Pledgee nor any of its affiliates or representatives shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Pledgee be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.


9. Remedies. If an Event of Default has occurred, the Pledgee may exercise, in addition to all other rights and remedies granted in the Note, this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating thereto or to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, Pledgee or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Pledgee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, absolutely free from any right or claim of whatsoever kind (including, without limitation, any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released). The Pledgee shall apply any Proceeds from time to time held by him and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Pledgee hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Pledgee, to the payment in whole or in part of the Obligations, in such order as the Pledgee may elect and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-504 (1)(c) of the Code, need the Pledgee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Pledgee arising out of the lawful exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and any and all costs and expenses of every kind incurred by the Pledgee with respect to the collection of such deficiency, including, without limitation, all fees and disbursements of any attorneys employed by the Pledgee.

10.      Public Sales; Private Sales.

(a) If the Pledgee shall determine to exercise its right to sell any of all of the Pledged Stock pursuant to paragraph 9 hereof, the Pledgor will cause Pledgee to execute and deliver all such instruments and documents, and do or cause to be done all such other acts, as may be, in the opinion of the Pledgee, necessary or advisable to effect and settle such sale.

(b) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Pledged Stock by reason of certain restrictions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit Pledgee to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgee would agree to do so.

(c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 10 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.


11. Amendments, etc. with Respect to the Obligations. The Pledgor shall remain obligated hereunder and the Collateral shall remain subject to the lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee, and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, the Note, this Pledge Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Pledgee for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Pledgee shall not have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgee and the Pledgor shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgee or the Pledgor with respect to the Obligations.

12. Limitation on Duties Regarding Collateral. The Pledgee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar securities and property for its own account. Neither the Pledgee nor his agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

14.      Severability; Redelivery of Released Collateral.

(a) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(b) In the event that the Collateral or any portion thereof is released to the Pledgor and any payments or proceeds of any security for the Obligations, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the Pledgor shall redeliver the Collateral to the Pledgee and, until so redelivered, shall hold the Collateral as agent of, and in trust for, the Pledgee.

15. No Waiver; Cumulative Remedies. The Pledgee shall not by any act (except by a written instrument pursuant to paragraph 16 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation under the Note, this Pledge Agreement, or any other document made, delivered or given in connection therewith or herewith, or in any breach of any of the terms and conditions hereof or thereof. No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver hereof or thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Waivers and Amendments. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee, provided that any provision of this Pledge Agreement may be waived by the Pledgee in a letter or agreement executed by the Pledgee. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgee and its respective successors and assigns, and, in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

17. Entire Agreement. This Pledge Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Pledge Agreement and in the exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied, shall not be deemed waived or otherwise affected by any investigation made by any party hereto and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Pledge Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

18. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Pledge Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier, as follows:

If to Pledgor, at:






If to Pledgee, at:

Sandata, Inc.
26 Harbor Park Drive
Port Washington, New York 11050

or at such other address as either party or person shall designate by notice to the other parties in accordance with the provisions hereof.

19. Choice of Law. This Pledge Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

20. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Pledgor may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Pledgee.

21. Headings. The headings or captions in this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

22.      Submission to Jurisdiction; Waivers.

(a)      The Pledgor hereby irrevocably and unconditionally:

(i) consents and submits for itself and its property in any action or proceeding relating to this Pledge Agreement, or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the federal and state courts located within the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth above or at such other address of which the Pledgee shall have been notified in writing; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) The Pledgor irrevocably and unconditionally waives any and all rights to a jury trial in connection with any action or proceeding between the Pledgor (or its affiliates), on the one hand, and the Pledgee (or its affiliates), on the other hand, arising under or by reason of this Pledge Agreement or for the recognition and enforcement of any judgment in respect thereof.

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

SANDATA, INC.


By:      /s/ Bert E. Brodsky, President




         /s/ Pledgor